Exhibit (h)(9)

                  EIGHTH AMENDMENT TO THE TRANSFER AGENCY AGREEMENT

                  AGREEMENT made by and between State Street Bank and Trust Company (the "Transfer Agent") and Sanford C. Bernstein Fund, Inc. (the "Fund").

                  WHEREAS, the Transfer Agent and the Fund are parties to a Transfer Agency Agreement dated October 12, 1988, as amended to date (the "Transfer Agency Agreement");

                  WHEREAS, effective on or about February 1, 2002, the names of the Bernstein New York Municipal Portfolio, the Bernstein California Municipal Portfolio and the Bernstein Diversified Municipal Portfolio of the Fund will be changed to the New York Municipal Portfolio, the California Municipal Portfolio and the Diversified Municipal Portfolio (each, a "Portfolio"), respectively, and the current shares of each such Portfolio will be redesignated as the New York Municipal Class, the California Municipal Class, and the Diversified Municipal Class (the "Bernstein Classes"), respectively; and

                  WHEREAS, the Transfer Agent and the Fund desire to amend the Transfer Agency Agreement to clarify that with respect to the Portfolios, the Transfer Agency Agreement applies only to the Bernstein Classes of such Portfolios;

                  NOW, THEREFORE, in consideration of the premises and covenants contained herein, the Transfer Agent and the Fund hereby agree as follows:

                  In accordance with Paragraph 10 of the Transfer Agency Agreement, all references in the Transfer Agency Agreement to the "Bernstein New York Municipal Portfolio," the "Bernstein California Municipal Portfolio" and the "Bernstein Diversified Municipal Portfolio" are hereby changed to the "New York Municipal Portfolio," the "California Municipal Portfolio" and the "Diversified Municipal Portfolio," respectively; and

                  With respect to the Portfolios, the Transfer Agency Agreement applies only to the Bernstein Classes of such Portfolios.

                  IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 1st day of February, 2002.

                                            SANFORD C. BERNSTEIN FUND, INC.


                                            By: /s/ Edmund P. Bergan, Jr.
                                               ---------------------------------



                                            STATE STREET BANK AND TRUST COMPANY


                                            By: /s/ Jay Hooley
                                               ---------------------------------


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